EICDC

STANDARD FORM OF AGREEMENT

BETWEEN OWNER AND CONTRACTOR

ON THE BASIS OF A STIUPLATED PRICE

THIS AGREEMENT is by and between Big Boulder Corporation

(hereinafter called OWNER) and Popple Construction ~~Company~~, Inc.

(hereinafter called CONTRACTOR).  P (570) 823-0531

  F (570) 823-3352

OWNER and CONTRACTOR, in consideration of the mutual covenants hereinafter set forth, agree as follows:

ARTICLE 1 – WORK

1.01 CONTRACTOR shall complete all Work as specified or indicated in the Contract Documents.  The Work is generally described as follows:

     See Attachment “A”

ARTICLE 2 – THE PROJECT

2.01 The Project for which the Work under the Contract Documents may be the whole or only a part is generally described as follows:

   Boulder Lake Village Residential Development

   Multi-Family Housing (AKA Midlake Village Condominiums)

ARTICLE 3 – ENGINEER

3.01 The Project has been designed by

Malcolm Pirnie, Inc.

P (570) 457-1677

932 Springbrook Avenue

F (570) 451-0670

Moosic, PA 18507

who is hereinafter called ENGINEER and who is to act as OWNER’s representative, assume all duties and responsibilities, and have the rights and authority assigned to ENGINEER in the Contract Documents in connection with the completion of the Work in accordance with the Contract Documents.

00500-1

ARTICLE 4 – CONTRACT TIMES

4.01 Time of the Essence

A.  All time limits for Milestones, if any, Substantial Completion, and completion and readiness for final payment as stated in the Contract Documents are of the essence e of the Contract.

4.01 Dates for Substantial Completion and Final Payment

~~A.  The Work will be substantially completed on or before _______________________, __________, and completed and ready for final payment in accordance with paragraph 14.07 of the General Conditions on or before ___________________, ________.~~

[or]

4.02 Days to Achieve Substantial Completion and Final Payment

A.

The Work will be substantially completed within 240 days after the date when the Contract Times commence to run as provided in paragraph 2.03 of the General Conditions, and completed and ready for final payment in accordance with paragraph 14.07 of the General Conditions within 30 days after the date when the Contract Times commence to run.

4.03 Liquidated Damages

A.

CONTRACTOR and OWNER recognize that time is of the essence of this Agreement and that OWNER will suffer financial loss if the Work is not completed within the times specified in paragraph 4.02 above, plus any extensions thereof allowed in accordance with Article 12 of the General Conditions.  The parties also recognize the delays, expense, and difficulties involved in proving in a legal or arbitration proceeding the actual loss suffered by OWNER if the Work is not completed on time.  Accordingly, instead of requiring any such proof, OWNER and CONTRACTOR agree that as liquidated damages for delay (but not as a penalty), CONTRACTOR shall pay OWNER $400.00 for each day that expires after the time specified in paragraph 4.02 for Substantial Completion until the Work is substantially complete.  After Substantial Completion, if CONTRACTOR shall neglect, refuse, or fail to complete the remaining Work within the Contract Time or any proper extension thereof granted by OWNER, CONTRACTOR shall pay OWNER $400.00 for each day that expires after the time specified in paragraph 4.02 for completion and readiness for final payment until the Work is completed and ready for final payment.

NOTE TO USER

1.  Where failure to reach a Milestone on time is of such consequence that the assessment of liquidated damages for failure to reach one or more Milestones on time is to be provided, appropriate amending or supplementing language should be inserted here.

00500-2

ARTICLE 5 – CONTRACT PRICE

5.01 owner SHALL PAY contractor FOR COMPLETION OF THE Work in accordance with the Contract Documents an amount in current funds equal to the sum of the amount determined pursuant to paragraphs 5.01.A, 5.01.B, and 5.01.C below:

A.  For all Work other than Unit Price Work, a Lump Sum of:

Two Million Two Hundred Fifty-Five Thousand

Three Hundred Eighty-Seven and 00/100

($2,255,387.00)
(use words)

(figure)

All Specific cash allowances are included in the above price and have been computed in accordance with paragraph 11.02 of the General Conditions.  Utility trench allowances:  Stage 1, Base Bid ($100,000.00) Stage 2, Alternate 1, ($75,000.00) and Stage 3, Alternate 2 ($75,000.00)

B.  For all Unit Price Work, an amount equal to the sum of the established unit price for each separately identified item of Unit Price Work times the estimated quantity of that item as indicated in this paragraph 5.01.B:

UNIT PRICE WORK

No.	Item	Unit	Estimated Quantity	Unit Price	Total Estimated

See Attachment “E”

TOTAL OF ALL UNIT PRICES ______________________________ $ _____________ (dollars)

(use words)

As provided in paragraph 11.03 of the General Conditions, estimated quantities are not guarantee, and determinations of actual quantities and classifications are to be made by ENGINEER as provided in paragraph 9.08 of the General Conditions.  Unit prices have been computed as provided in paragraph 11.03 of the General Conditions.

C.  For all Work, at the prices stated in CONTRACTOR’s Bid, attached hereto as ~~an exhibit~~.

See Attachments B, E, & Q

NOTES TO USER

1.

If adjustment prices for variations from stipulated Base Bid quantities have been agreed to, insert appropriate provisions.  See BF-4.

2.

Depending upon the particular project bid form used, use A-5.01.A alone, A-5.01.A and A-5.01.B together, A-5.01.B alone, or A-5.01.C alone, deleting those not used and renumbering accordingly.  If A-5.01.C is used, CONTRACTOR’s Bid is attached as an exhibit and listed in A-9.

00500-3

ARTICLE 6 – PAYMENT PROCEDURES

6.01 Submittal and Processing of Payments

A.  CONTRACTOR shall submit Applications for Payment in accordance with Article 14 of the General Conditions.  Applications for Payment will be processed by ENGINEER/[Construction Manager]as provided in the General Conditions.

6.02 Progress Payments; Retainage

A.  OWNER shall make progress payments on account of the Contract Price on the basis of CONTRACTOR’s Applications for Payment on or about the 1st day of each month during performance of the Work as provided in paragraphs 6.02.A.1 and 6.02.A.2 below.  All such payments will be measured by the schedule of values established in paragraph 2.07.A of the General Conditions (and in the case of Unit Price Work based on the number of units completed) or, in the event there is no schedule of values, as provided in the General Requirements:

1.  Prior to Substantial Completion, progress payments will be made in an amount equal to the percentage indicated below but, in each case, less the aggregate of payments previously made and less such amounts as ENGINEER/[Construction Manager] (LD 1-4-06, MP, EDD 1-27-06) may determine or OWNER may withhold, in accordance with paragraph 14.02 of the General Conditions:

a.  90% of Work completed (with the balance being retainage).  If the Work has been 50% completed as determined by ENGINEER, and if the character and progress of the Work have been satisfactory to OWNER and ENGINEER, OWNER, on recommendation of ENGINEER, may determine that as long as the character and progress of the Work remain satisfactory to them, there will be no retainage on account of Work subsequently completed, in which case the remaining progress payments prior to Substantial Completion will be in an amount equal to 100% of the Work completed less the aggregate of payments previously made; and

b.  10% of cost of materials and equipment not incorporated in the Work (with the balance being retainage).

2.  Upon Substantial Completion, OWNER shall pay an amount sufficient to increase total payments to CONTRACTOR to 100% of the Work completed, less such amounts as ENGINEER shall determine in accordance with paragraph 14.02.B.5 of the General Conditions and less 100% of ENGINEER’s estimate of the value of Work to be completed or corrected as shown on the tentative list of items to be completed or corrected attached to the certificate of Substantial Completion.

6.03  Final Payment

A.  Upon final completion and acceptance of the Work in accordance with paragraph 14.07 of the General Conditions, OWNER shall pay the remainder of the Contract Price as recommended by ENGINEER as provided in said paragraph 14.07.

ARTICLE 7 – INTEREST

7.01  All moneys not paid when due as provided in Article 14 of the General Conditions shall bear interest at the rate of 2% per annum.       Prime Plus

00500-4

ARTICLE 8 – CONTRACTOR’S REPRESENTATIONS

8.01  In order to induce OWNER to enter into this Agreement CONTRACTOR makes the following representations:

A.  CONTRACTOR has examined and carefully studied the Contract Documents and the other related data identified in the Bidding Documents.

B.  CONTRACTOR has visited the Site and become familiar with and is satisfied as to the general, local, and Site conditions that may affect cost, progress, and performance of the Work.

C.  CONTRACTOR is familiar with and is satisfied as to all federal, state, and local Laws and Regulations that my affect cost, progress, and performance of the Work.

D.  CONTRACTOR has carefully studied all:  (1) reports of explorations and tests of subsurface conditions at or contiguous to the Site and all drawings of physical conditions in or relating to existing surface or subsurface structures at or contiguous to the Side (except Underground Facilities) which have been identified in the Supplementary Conditions as provided in paragraph 4.02 of the General Conditions and (2) reports and drawings of a Hazardous Environmental Condition, if any, at the Site which has been identified in the Supplementary Conditions as provided in paragraph 4.06 of the General Conditions.

NOTE TO USER

1.  If the reports and/or drawings referred to in A-8.01.D do not exist, either modify A-8.01.D or delete A-8.01.D and renumber accordingly.

E.  CONTRACTOR has obtained and carefully studied (or assumes responsibility for having done so) all examinations, investigations, explorations, tests, studies, and data concerning conditions (surface, subsurface, and Underground Facilities) at or contiguous to the Site which may affect cost, progress, or performance of the Work or which relate to any aspect of the means, methods, techniques, sequences, and procedures of construction to be employed by CONTRACTOR, including applying the specific means, methods, techniques, sequences, and procedures of construction, if any, expressly required by the Contract Documents to be employed by CONTRACTOR, and safety precautions and programs incident thereto

NOTE TO USER

1.  If the reports and/or drawings referred to in A-8.01.D do not exist, delete the phrase “additional or supplementary” in the first sentence of A-8.01.E..

F.  CONTRACTOR does not consider that any further examinations, investigations, explorations, tests, studies, or data are necessary for the performance of the work at the Contract Price, within the Contract Times, and in accordance with the other terms and conditions of the Contract Documents.

G.  CONTRACTOR is aware of the general nature of work to be performed by OWNER and others at the Site that relates to the Work as indicated in the Contract Documents.

H.  CONTRACTOR has correlated the information known to CONTRACTOR, information and observations obtained from visits to the Site, reports and drawings identified in the Contract Documents, and all additional examinations, investigations, explorations, tests, studies, and data with the Contract Documents.

I.  CONTRACTOR has given ENGINEER written notice of all conflicts, errors, ambiguities, or discrepancies that CONTRACTOR has discovered in the Contract Documents, and the written resolution thereof by ENGINEER is acceptable to CONTRACTOR.

J.  The Contract Documents are generally sufficient to indicate and convey understanding of all terms and conditions for performance and furnishing of the Work.

00500-5

ARTICLE 9 – CONTRACT DOCUMENTS

9.01  Contents

A.  The Contract Documents consist of the following:

1.

This Agreement (pages A-1 to A-3, inclusive);  See Attachment “F”

2.

Performance Bond (pages PB-1 to PB-2 inclusive);  See Attachment “G”

3.

Payment Bond (pages -  to -  , inclusive);

4.

Other Bonds (pages _____ to _____, inclusive);

a. Labor & Materialmen’s (pages LMB-1 to LMB-3, inclusive); See Attachment “H”

b.  Maintenance Bond (pages MB-1 to MB-2, inclusive);  See Attachment “I”

c.  _________________ (pages _____ to _____, inclusive);

5.

General Conditions (pages GC-1 to GC-17, inclusive); See Attachment “J”

5A.

General Conditions II (Pages GC2-1 to GC2-6, inclusive); See Attachment “K”

6.

Supplementary Conditions (pages _____ to _____, inclusive);

7.

Specifications as listed in the table of contents of the Project Manual;

8.

Drawings consisting of a cover sheet and sheets numbered 1 through 18, inclusive, which each sheet bearing the following general title: Residential Development Final Drawings.  See Attachment “L”

9.

Addenda (numbers 1 to 2, inclusive);  See Attachment “M”

10.  Exhibits to the Agreement (enumerated as follows):

a.  Notice to Proceed (pages _____ to _____, inclusive);

b.  CONTRACTOR’s Bid (pages _____ to _____, inclusive);

c.  Documentation submitted by CONTRACTOR prior to Notice of Award (pages _____ to _____, inclusive);

d.  ______________________________________________;

11.  The following which may be delivered or issued on or after the Effective Date of the Agreement and are not attached hereto:

a.

Written Amendments;

b.

Work Change Directives;

c.

Change Order(s).

B.  The documents listed in paragraph 9.01.A are attached to this Agreement (except as expressly noted otherwise above).

C.  There are no Contract Documents other than those listed above in this Article 9.

00500-6

D.  The Contract Documents may only be amended, modified, or supplemented as provided in paragraph 3.05 of the General Conditions.

ARTICLE 10 – MISCELLANEOUS

10.01 Terms

A.  Terms used in this Agreement will have the meanings indicated in the General Conditions.

10.02  Assignment of Contract

A.  No assignment by a party hereto of any rights under or interest in the Contract will be binding on another party hereto without the written consent of the party sought to be bound; and, specifically but without limitation, moneys that may become due and moneys that are due may not be assigned without such consent (except to the extent that the effect of this restriction may be limited by law), and unless specifically stated to the contrary in any written consent to an assignment, no assignment will release or discharge the assignor from any duty or responsibility under the Contract Documents.

10.03  Successors and Assigns

A.  OWNER and CONTRACTOR each binds itself, its partners, successors, assigns, and legal representatives to the other party hereto, its partners, successors, assigns, and legal representatives in respect to all covenants, agreements, and obligations contained in the Contract Documents.

10.04  Severability

A.  Any provision or part of the Contract Documents held to be void or unenforceable under any Law or Regulation shall be deemed stricken, and all remaining provisions shall continue to be valid and binding upon OWNER and CONTRACTOR, who agree that the Contract Documents shall be reformed to replace such stricken provision or part thereof with a valid and enforceable provision that comes as close as possible to expressing the intention of the stricken provision.

10.05  Other Provisions

NOTE TO USER

1. Insert other provisions here if applicable.

1.  Additional Agreements and Special Conditions to the Contract
(See Attachment “C”)

2.  Indemnification Agreement (See Attachment “D”)

3.  Unit Change Order Costs (See Attachment “E”)

00500-7

IN WITNESS WHEREOF, OWNER and CONTRACTOR have signed this Agreement in duplicate.  One counterpart each has been delivered to OWNER and CONTRACTOR.  All portions of the Contract Documents have been signed or identified by OWNER and CONTRACTOR or on their behalf.

NOTE TO USER

1.  See I-21 and correlate procedures for format and signing between the two documents.

This Agreement will be effective on January 27, 2006 (which is the Effective Date of the Agreement).

OWNER:

CONTRACTOR:

BIG BOULDER CORPORATION

POPLE CONSTRUCTION ~~COMPANY~~, INC.

By:  /s/ Eldon D. Dietterick

By:  /s/ Mark Popple

[CORPORATE SEAL]

            [CORPORATE SEAL]

Attest: /s/ Mary M. Sweeney

Attest:  /s/ David Popple

Address for giving notices:

Address for giving notices:

Rt. 940 Moseywood Road

202 Main St.

Blakeslee, PA   18610-0707

Laflin, PA  18702-2799

P (570) 443-8433 x 1050

P (570) 823-0531

F (570) 443-4708

F (570) 823-3352

00500-8

ATTACHMENT “A”

Date:

December 5, 2005

Project:

Boulder Lake Village Residential Development Multi-Family Housing

(aka Midlake Village Condominiums)

Re:

Article 1 - Work

The description of work described below is not to be inclusive of all contract “Work,” but to describe the general intent of same as follows:

1.  Contract:

A.

Performance, Labor & Material, and Maintenance Bonds.

B.

Construction & Utility Permit Costs.

C.

Project Closeout and As-Built Drawings.

D.

Connection(s) and fees into existing utility systems.

2.  Earthwork:

A.

Erosion & Sedimentation control procedures and sequence.

B.

Site Development clearing & grubbing, cut & fill, and replacement of topsoil, all as unclassified earthwork.

C.

Importing and exporting of earth materials as specified.

D.

Trench excavation, backfill and restoration.

3.  Site Development:

A.

Construction of new structures, such as paved roads, walks, curbs, sidewalks,

       stairs, ramps, paved areas, signs, and pavement markings.

B.

New Utility Systems;

i.

Domestic and fire water distribution.

ii.

Sanitary Sewer Systems.

iii.

Storm Water Systems.

4.  Sordoni Construction Services, Inc. Trade Scope Review, dated November 11, 2005 and

Popple Construction, Inc. Trade Scope Review correspondence, dated November 21,

2005.  SEE ATTACHMENT “B.”

5.  Additional Agreements and Special Conditions to the Contract.  SEE ATTACHMENT “C.”

6.  Malcolm Pirnie Addenda No.1, dated September 21, 2005 and Sordoni Construction Services,

Addenda No.2, dated October 10, 2005.  SEE ATTACHMENT “M.”

ATTACHMENT “C”

Date:

December 5, 2005

Project:

Boulder Lake Village Residential Development Multi-Family Housing

(aka Midlake Village Condominiums)

Re:

Additional Agreements and Special Conditions to the Contract

ADDITIONAL AGREEMNTS TO THE CONTRACT:

The following additional agreements to the contract shall supercede all other forms of contract documents and shall become contract enforceable to the greatest extent.

1.

A registered surveyor who shall be employed by the Contractor, at no additional contract cost, shall prepare submission of As-Built drawings.  All progress As-Built information shall be available to the Project Engineer or Inspecting third party, periodically to verify their accuracy of information.  The Contractor shall provide certified As-Built drawings per the Homeowners Associations requirements.

2.

The Contractor shall coordinate all utility installations for the project.  This shall include but not be limited to permits, installations,

3.

If the project completion is delayed as a result of governmental agency approval or inclement weather conditions, then, the Owner and Contractor agree to adjust the cost of fuel cost as follows:

The Contractor shall submit the actual Pennsylvania index fuel cost upon signing of this agreement (SEE ATTACHMENT P).  Any adjustments in fuel costs shall be added or deducted to the contract based on the State of Pennsylvania’s Index.

No contract adjustments for liquid fuels will be granted until 21 days after the completion of Base Bid, Alternate #1, or Alternate #2.  There will not be project cost adjustments for labor.

4.

The Contractor shall not be required to provide a security guard on the project.  It is understood that it will be the contractor’s responsibility to secure all material, equipment, and work in progress at Boulder Lake Village property until substantial completion.  In summary, it will be the Contractor’s risk to secure his property and protect his work installed until Owner acceptance.

5.

Contractor shall photograph or video the site premises to document the existing conditions.

6.

Contractor shall indemnify Big Boulder, Inc. for all costs associated with or resulting from NPDES and E & S project procedures, including attorney fees.
SEE ATTACHMENT D.

7.

Contractor shall provide the unit prices for all costs associated with change orders.
SEE ATTACHMENT E.

8.

Change Orders shall not be approved based on a cost plus fifteen percent (15%) basis.       Prior to proceeding with additional work a written approval must be obtained from either the construction manager or Owner.  The change order cost shall be pre-approved based on a fixed cost for material, labor, and equipment.  All change orders must be submitted with itemized cost breakdowns for material, equipment, and labor.  prior to proceeding with additional scope of work.  The total pre-approved change order amount shall be determined by anticipated cost amount plus a fixed 15% markup for Overhead & Profit.

ATTACHMENT “C”

Date:

December 5, 2005

Project:

Boulder Lake Village Residential Development Multi-Family Housing

(aka Midlake Village Condominiums)

Re:

Additional Agreements and Special Conditions to the Contract

ADDITIONAL AGREEMNTS TO THE CONTRACT CONTINUED:

9.

 The term substantial completion shall be redefined as follows:

Substantial completion shall be understood as the Kidder Township review, approval, and written acceptance of all site improvement work.  No partial substantial completion will be granted to reduce project retention.

10.

 Legal notice may be given in any of the following ways:

Mail

E-Mail

Facsimile

11.

  Contractor shall be solely responsible for any repairs, replacements or modifications to the Project after substantial completion for a period of two (2) years or until the release of Owner by Kidder Township, Carbon County, Pennsylvania, and the release of Owner from all permits including E & S permit and NPDES permits whichever

(two years or releases) is later.

  Contractor shall indemnify, defend and hold harmless Owner from any costs, expenses and fees including consultant, engineering or legal fees incurred by Owner as a result of Contractor's failure to remedy any issues pertaining to repairs, replacement, or modifications required after substantial completion.

Contractor shall be required to do at its sole cost and expense after substantial completion of the Contract all work required by any local state or federal government or agency required to remedy, repair, replace or modify any work of Contractor under the

Contract or to comply with any permits issued for the Contact work.

Contractor shall perform all work for repairs, replacements or modifications within thirty

     (30) days of notice from Owner of the need for repairs, replacements or modifications.

Contractor shall, at its cost, be solely responsible for obtaining the release of Owner from all permits including but not limited to E & S permits, NPDES and Pa Conservation

      District.

12.

Soil Evaluation conducted by Environmental Consultants, Mr. Brian Oram, PG,

       (pages 1-6),  SEE ATTACHMENT “O.”

13.

 Addendum #1 and #2 shall become part of the contract.  SEE ATTACHMENT “M.”

14.

  The Owner shall make available an off-site location for the Contractor to borrow earth material.  All costs associated with using this borrowed earth material and making it suitable for this project shall become the Contractors responsibility & expense,

  especially governmental approvals, excavating, screening, blending, trucking, and processing.

  ATTACHMENT "D"

Date:

January 27 2006

Project:

Boulder Lake Village Residential Development Multi-Family Housing (a/k/a MidLake Village Condominiums II)

RE:

Indemnification Agreement

This Indemnification Agreement is made this 27th day of January, 2006, by and between BIG BOULDER CORPORATION, hereinafter called "Owner" and POPPLE CONSTRUCTION, INC., its successors or assigns, hereinafter called "Contractor".   WHEREAS, Owner requires Contractor to indemnify Owner as a condition of the award of the Contract for the construction of Boulder Lake Village Residential Development (hereinafter "Contract").

NOW, THEREFORE, in consideration of the covenants and contained hereinafter and the award of the Contract for Boulder Lake Village Condominiums and intending to be legally bound hereby the parties agree as follows:

1.

All of the aforesaid WHEREAS clauses are incorporated herein as though fully set forth at length.

2.

Contractor shall exonerate, indemnify, defend and hold harmless Owner its officers, engineers, solicitors, appointees, and employees or other agents, independent contractors or assigns, from any and all claims, costs, expenses, awards, verdicts or judgments, together with counsel and witness fees, including exports, based upon or arising out of the work contracted for between Owner and Contractor during the Contract work period and during the maintenance period, including damages or injuries including death, to persons or properties caused by or sustained in connection with the performance of the contract or any maintenance repairs, replacements or modifications thereof by Contractor.

3.

The above indemnify shall include any claims for violations of any permits issues in conjunction with the Project including but not limited to the E & S permits, NPDES permit or Pa Conservation District permit.

4.

This indemnity shall continue in full force and effect for a period of one year after the last of the following:

a)

The release of Kidder Township of the Owner of its maintenance requirements.

b)

The release of Owner of all permits including E & S permits, NPDES and Pa Conservation District.

5.

This Agreement shall be binding upon the parties hereto their successors and assigns.

6.

Jurisdiction of this Agreement shall be in Carbon County, Pennsylvania.

IN WITNESS WHEREOF, the parties hereto have caused this indemnification agreement to be executed the day and year first above written.

ATTEST:

CONTRACTOR:

POPPLE CONSTRUCTION, INC.

 BY:  /s/ Mark Popple

(SEAL)

TITLE:  President

ATTEST:

OWNER:

/s/ Mary M. Sweeney

BIG BOULDER CORPORATION

BY: /s/ Eldon D. Dietterick

(SEAL)

TITLE:  Executive Vice President and Treasurer

ATTACHMENT “E”

Date:

December 5, 2005

Project:

Boulder Lake Village Residential Development Multi-Family Housing

(aka Midlake Village Condominiums)

Re:

UNIT CHANGE ORDER COSTS

The following unit costs will be used for processing change orders.  All material, equipment, and labor unit prices listed below shall be in conformance with the construction documents:

1. 2A Modified Material – hauled and compacted in place as follows:
A. 4” under slab per square foot (One Ton minimum)	$ .60
B. 6” under pavement per square foot (One Ton minimum)	$ .80
C. Bulk fill less than 10 CY	$ 35.00/CY
D. Bulk fill greater than 10 C.Y.	$ 30.00/CY
2. Select Modified Material – hauled and compacted in place as follows:
A. 4” under slab per square foot (One Ton minimum)	$ .60
B. 6” under pavement per square foot (One Ton minimum)	$ .80
C. Bulk fill less than 10 CY	$ 35.00/CY
D. Bulk fill greater than 10 C.Y.	$ 30.00/CY
3. Bulk Earth Borrowed Material – hauled and compacted in place as follows:
A. Bulk fill less than 10 CY	$ 20.00/CY
B. Bulk fill greater than 10 C.Y.	$ 17.00/CY
4. Waste Earth Material – hauled and compacted in place as follows:
A. Bulk fill less than 10 CY	$ 12.00/CY
B. Bulk fill greater than 10 C.Y.	$ 10.00/CY
5. R-4 Stone Rip Rap Material – hauled and placed as follows:
A. Lining of swales quantities less than 5 Tons	$ 40.00/CY
B. Lining of swales quantities greater than 5 Tons	$ 35.00/CY
6. Excavation as follows
A. Trench Excavation (0’-5’ depth)	$ 15.00/CY
B. Trench Excavation (5’-10’ depth)	$ 10.00/CY
C. Trench Excavation (10’-15’ depth)	$ 20.00/CY
D. Bulk excavation (5 C.Y. or less)	$ 35.00/CY
E. Bulk excavation (5 C.Y. or more)	$ 30.00/CY
7. Compaction of Excavated materials as follows
F. Trench Excavation (0’-5’ depth)	$ 20.00/CY
G. Trench Excavation (5’-10’ depth)	$ 20.00/CY
H. Trench Excavation (10’-15’ depth)	$ 25.00/CY
I. Bulk excavation (5 C.Y. or less)	$ 40.00/CY
J. Bulk excavation (5 C.Y. or more)	$ 35.00/CY
8. Geotextile fabric per square yard in place.	$ 3.00/CY
9. Seeding per square yard in place	$ .80
10. Topsoil replacement per cubic yard	$ 30.00/CY
11. Complete Catch Basin installation (up to 2’-5’ deep), including precast catch basin, frame, grate, excavation, backfill, and borrowed aggregate materials.	$1,800.00/EA

12. Complete Catch Basin installation (up to5’-10’ deep), including precast catch basin, frame, grate, excavation, backfill, and borrowed aggregate materials.	$2,100.00/EA
13. Complete Manhole installation (up to 2’-7’ deep), including precast manhole, frame, grate, rung ladder, excavation, backfill, and borrowed aggregate materials.	$2,000.00/EA
14. Complete Manhole installation (up to 7’-15’ deep), including precast manhole, frame, grate, rung ladder, excavation, backfill, and borrowed aggregate materials	$3,000.00/EA

 ATTACHMENT "F"

AGREEMENT

THIS AGREEMENT made this 27th day of

January

, 2006,

By and between the Big Boulder Corp. herewithin called the "Owner", and Popple Construction ~~Company~~,Inc., his, her, or their heirs, executors or administrators and assigns, party of the Second Part, hereinafter called the "Contractor".

WITNESSETH, that the Contractor and the Owner, for the considerations stated herein,

mutually agree as follows:

ARTICLE 1. STATEMENT OF WORK: The Contractor shall ~furnish and pay for all supervision, product structural engineering, technical personnel, labor, materials, machinery, tools, equipment, and services, including water, heat, utility and transportation services, and other facilities and services necessary to perform and complete all work required for the Construction of the Improvements embraced in the Plans and Specifications; namely Midlake II aka Boulder Lake Village-Residential Development, MultiFamily Housing, hereinafter called the "Project" and other work incidental thereto, all in strict accordance with the Contract Documents as prepared by Malcolm Pirnie, Inc., Moosic, PA, the Engineer. The Contractor shall not employ on the Project any unfit person or anyone not skilled in the task assigned to him. The Contractor shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the Project and shall take all reasonable precautions for the safety of all employees or subcontractors on the Project, and all material, equipment, and other property at the project site or adjacent thereto.

ARTICLE 2. THE CONTRACT PRICE: The Owner will pay the contractor for the performance of the Contract in current funds for the total quantities of work performed at the unit prices stipulated in the Bid for several respective items of work completed, subject to additions and deductions as provided in Section 109 hereof. The Total Contract Price shall be Two Million Two Hundred Fifty-Five Thousand Three Hundred Eighty-Seven Dollars ($ 2,255,387.00  )

Includes the cost for all bonds and project Allowances.

ARTICLE 3. INSURANCE:

A.

The Contractor must carry Workers Compensation Insurance naming The Boulder Lake Village as an additional insured, and shall provide the Owner with a Workers Compensation Insurance Certificate evidencing that the policy is in force. The policy must remain in force until project completion; should the policy expire, a copy of the new insurance certificate will be forwarded to the Owner as soon as it is received.

B.

The Contractor must carry Public Liability Insurance, including insurances against claims for personal injury and property damage in the sum of not iess than two-million dollars $2,000,000.00, naming The Boulder Lake Village as an additional insured; and shall provide the Owner with a Public Liability Insurance Certificate evidencing that the policy expire, a copy of the new insurance certificate will be forwarded to the Owner as soon as it is received.

ARTICLE 4. BONDS

A.

The Contractor must provide a Performance Bond.

B.

The Contractor must provide a Labor Materialmen's Bond

C.

The Contractor must provide a Maintenance Bond.

ARTICLE 5. LIENS: The Contractor specifically waives any right to file or claim any mechanic's or materialmen's liens, and agrees to execute, simultaneously herewith, and cause to be filed in the records of the Clerk of Judicial Records of Carbon County, a Stipulations Against Liens, which shall be binding upon the Contractor, Contractor's supplier and any subcontractor engaged by the Contractor.

ARTICLE 6. CONTRACT: This Agreement and the following documents form the Contract between the parties hereto and are as fully a part of the Contract as if hereto attached or herein repeated: This Agreement, Addenda (if any), the Specifications Book, the Invitation for Bids, the Instruction to Bidders, the signed copy of the Bid, the Bid Proposal, the General Specifications General Conditions Part I, the General Specifications Special Conditions for Site Preparation Part II, the Technical Specifications, the Drawings (as listed in the Schedule of Drawings), the Resolution awarding the Bid, the Notice to Proceed, Part II-Terms and Conditions, and all Modifications to this Agreement issued subsequent thereto and all of the documents enumerated or referred to in this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in four (4) original copies on the day and year first above written.

ATTEST:

CONTRACTOR:

By: /s/ Mark Popple

ATTEST:

BIG BOULDER CORP.

/s/ Mary M. Sweeney

By:  /s/ Eldon D. Dietterick

Executive Vice President and Treasurer

APPRIVED AS TO FORM AND LEGALITY:

ATTACHEMENTS: Workers Compensation Insurance Certificate Public Liability Insurance Certificate Performance Bond

Labor and Materialmen's Bond Maintenance Bond Stipulation against liens

Part 11 - Terms and Conditions

ATTACHMENT “J”

GENERAL SPECIFICATIONS:  GENERAL CONDITIONS PART I

Definitions:  Whenever used in any of the Contract Documents, the following meanings         shall be given to the terms herein defined:

a.   The term “Contract” means the contract executed by the Boulder Lake Village and the Contractor of which these General Conditions, Parts I, II form a part.

b.  The term “Owner” means the Big Boulder Corp. which is authorized to undertake this Contract.

c.

The term “Contractor” means the person, firm, or corporation entering into the Contract with the Owner to construct and install the improvements embraced in this Site Preparation Contract.

d.

The term “project Area” means the site of the Boulder Lake Village-Residential Development, Multi-Family Housing within which are the specified Contract limits of the improvements contemplated to be constructed in whole or in part under this Contract.

e.

The term “Engineer” means the engineer in charge, serving the Owner with Architectural or Engineering Services, his successors, or any person or persons employed by said Owner for the purpose of directing or having in charge the work of Site Preparation embraced in this Contract, the said Engineer acting directly or indirectly through any assistant having immediate charge of a portion thereof limited by the particular duties entrusted to him.

f.

The term “Local Government” means the City (town, borough, or political subdivision) of Kidder Township within which the Project area is situated.

g.

The term “Contract Documents” means and shall include the following:  Executed Agreement, Addenda (if any), Invitation for Bids, Instruction to Bidders, Signed Copy of Bid, General Conditions, Part I and II, Special Conditions, Technical Specifications, and Drawings (as listed in the Schedule of Drawings).

h.

The term “Drawing” means the drawings listed in the Schedule of Drawings.

i.

The term “Technical Specifications” means that part of the Contract Documents which described outlines and stipulates:  the quality of the materials to be furnished:  the quality of workmanship required:  and the methods to be used in carrying out the construction work to be performed under this contract.

j.

The term “Addendum” or “Addenda” means any changes, revisions or clarifications of the Contract Documents which have been duly issued by the Owner or Engineer, to prospective bidders prior to the time of receiving bids.

102.  Superintendence By Contractor:  At the site of the work the Contractor shall provide a superintendent or foreman who shall have full authority to act for the Contractor, except where the Contractor is an individual and gives his personal superintendence to the work.  It is understood that such representative shall be acceptable to the Engineer.  The Contractor shall also provide an adequate staff for the proper coordination and expediting of this work.

103.

Subcontracts:

a.

The Contractor shall not award any work to any subcontractor until each has completed and submitted a Non-Collusion Affidavit and a Statement by Proposed Subcontractor Regarding Equal Employment Opportunity to the contractor.

b.

Should any subcontractor be found ineligible after award of a contract, its contract shall be terminated.

c.

The Contractor shall be as fully responsible to the Owner for the acts and omissions of  his subcontractors, and of persons either directly or indirectly employed by them, as he is for the acts and omissions of persons directly employed by him.

d.

The contractor shall cause appropriate provisions to be inserted in all subcontracts relative to the work to require compliance by each subcontractor with the applicable provisions of the Contract for the improvements.

e.

Nothing contained in the Contract shall create any contractual relationship between any subcontractor and the Owner.

104.

Separate Contracts:  The Owner may award, or may have awarded other contracts for additional work, and the Contractor shall coordinate his operations with those of other Contractors.  The Contractor shall not commit or permit an act which interfere with the performance of work by any other Contractor as scheduled.

105.  Fitting and Coordination of Work:  The Contractor shall be responsible for the proper fitting of all work and for the coordination of the operations of all trades, subcontractors or materialmen engaged upon this contract.  He shall be prepared to guarantee to each of his subcontractors the locations and measurements which they may require for the fitting of their work to all surrounding work.

106.

Mutual Responsibility of Contractors:  If, through acts of neglect on the part of the Contractor, any other Contractor or any subcontractor shall suffer loss or damage on the work, the Contractor shall settle with such other Contractor or Subcontractor who shall assert any such claim.  If such other Contractor or Subcontractor shall assert claim against the Owner on account of any damage alleged to have been so sustained, the Owner will notify this Contractor, who shall defend at this own expense any suit based upon such claim, and, the Contractor shall pay or satisfy such judgment or claim and pay all costs and expenses in connection therein.

107.

Construction Schedule:

a.

Immediately after execution and delivery of the Contract, the Contractor shall submit to the Owner an estimated construction progress schedule, showing the proposed dates of commencement and completion of each of the various sections of work required under the Contract, the anticipated amount of each monthly payment to become due to the Contractor and the accumulated percent of progress each month.

b.

Cost breakdown:  The Contractor shall submit to the Owner a breakdown of his estimated cost of all Site Preparation work, so arranged and itemized as to meet the approval of the Owner.  This breakdown shall be submitted promptly after execution of the agreement and before any payment is made to the Contractor for the work performed under the Contract.  After approval by the Owner the unit prices established in the breakdown shall be used in estimating the amount of partial payment to be made to the Contractor.

108.  Payment to Contractor

a.

Partial Payments:

The Contractor shall prepare his requisition for partial payment as of the last day of the month and submit it, with the required number of copies, to the Engineer for his approval.  The amount of the payment due the Contractor shall be determined by adding the total value of work completed to date, on the sire and deducting (1) ten percent (10%) of the total amount, to be retained until final payment and (2) the amount of all previous payments.  If the Contract is for a lump sum, the total value of work completed to date on each item at the unit prices established in the Cost Breakdown, with deductions in payment made as stated in items (1) and (2) above.

Final Payment:

1.

After final inspection and acceptance by the Owner of all work under the Contract, the Contractor shall prepare his requisition for final payment which shall be based upon the carefully measured or computed quantities of each item of work at the applicable unit prices stipulated in the Agreement.  The total amount of the final payment due the Contractor under the Contract shall be the amount computed as described above less all previous payments.

2.

The Owner, before paying the final estimate, may require the Contractor to furnish releases or receipts from all subcontractors having performed any work and all persons having supplied materials, equipment (installed on the Project) and services to the Contractor, if the Owner deems the same necessary in order to protect its interest.  The Owner, however, may if it deems such action advisable make payment in part or in full to the Contractor without requiring the furnishing of such releases or receipts and any payment s so made shall in no way impair the obligations of any surety or sureties furnished under the Contract.

3.

Withholding of any amount due to the Owner under the Section entitled “Liquidated Damages” under Special Conditions shall be deducted from the final payment due the Contractor.

b.

Payment Subject to Submission of Certificates:

Each payment to the Contractor by the Owner shall be made subject to submission by the Contractor of all written certifications required of him and his subcontractors by the Section entitled “Contractor’s Certificates” under General Conditions.

109.  Changes in the Work

a.

The Owner may make changes in the scope of the work required to be performed by the Contractor under the Contract or make additions thereto, or by omitting work therefrom, without invalidating the Contract, and without relieving or releasing the Contractor from any of his obligations under the contract or any guarantee given by him pursuant to the Contract provisions, and without relieving or releasing the surety or sureties of said bonds.  All such work shall be executed under the terms of the original Contract unless it is expressly provided otherwise.

b.

Except for the purpose of affording protection against any emergency endangering life or property, the Contractor shall make no change in the materials used or in the specified manner of construction and/or installing the improvements or supply additional labor, services or materials beyond that actually required for the execution of the Contract, unless in pursuance of a written order from the Owner authorizing the Contractor to proceed with the change.  No claim for an adjustment of the Contract Price, will be valid unless so ordered.

c.

If applicable unit prices are contained in the Agreement (established as a result of either a unit price bid or a Supplemental Schedule of Unit Prices) the Owner may order the Contractor to proceed with desired changes in the work, the value of such changes to be determined by the measured quantities involved and the applicable unit prices specified in the Contract.

d.

If applicable unit prices are not contained in the Agreement the Owner shall, before ordering the Contractor to proceed with desired changes, request an itemized proposal from him covering the work involved in the change after which the procedure shall be as follows:

1.

If the proposal is acceptable the Owner will prepare the change order in accordance therewith for acceptance by the contractor and,

2.

If the proposal is not acceptable and prompt agreement between the two parties cannot be reached, the Owner may order the Contractor to proceed with the work on a cost-plus-limited basis.  A cost-plus-limited basis is defined as the net cost of the Contractor’s labor, materials and insurance plus fifteen percent (15%) of said net cost to cover overhead and profit, the total cost not to exceed a specified limit.

e.

Each change order shall include in its final form:

1.

A detailed description of the change in the work.

2.

The Contractor’s proposal (if any) or a conformed copy thereof.

3.

A definite statement as to the resulting change in the contract price and/or time.

4.

The statement that all work involved in the change shall be performed in accordance with contract requirements except as modified by the change order.

110.  Claims for Extra Cost:

a.

If the Contractor claims that any instructions by Drawings or otherwise involve extra cost or extension of time, he shall, within ten days after the receipt of such instruction, and in any event before proceeding to execute the work, submit his protest thereto in writing to the Owner, stating clearly and in detail the basis of his objections.  No such claim will be considered unless so made.

b.

Claims for additional compensation for extra work, due to alleged errors in ground elevations, contour lines, or bench marks, will not be recognized unless accompanied by certified survey data, made prior to the time the original ground was disturbed, clearly showing that errors exist which resulted, or would result, in handling more material, or performing more work, than would be reasonable estimated from the Drawings and maps issued.

c.

Any discrepancies which may be discovered between actual conditions and those represented by the Drawings and maps shall at once be reported to the Owner and work shall not proceed except at the Contractor’s risk until written instructions have been received by him from the Owner.

d.

If, on the basis of the available evidence, the Owner determines, that an adjustment of the Contract Price and/or Time is justifiable, the procedure shall be as provided in Section – Changes in the Work under General Conditions, Part 1.

111.  Termination:  Delays:

a.

Termination of Contract:  If the Contractor refuses or fails to prosecute the work with such diligence as will insure its completion within the time specified in these Contract Documents, or as modified as provided in these Contract Documents, the Owner, by written notice to the Contractor, may terminate the Contractor’s right to proceed with the work.  Upon such termination, the a Owner may take over the work and prosecute the same to completion, by Contract or otherwise, and the Contractor and his sureties shall be liable to the Owner for liquidated damages for any delay in the completion of the work as provided below.

b.

Liquidated Damages for Delays:  If the work is not completed within the time stipulated in Section 202 – Time for Completion including any extensions of time for excusable delays as herein provided, the Contractor shall pay to the Owner as fixed, agreed, and liquidated damages (it being impossible to determine the actual damages occasioned by the delay) for each calendar day of delay until the work is completed, the amount as set forth in Section 203 – Liquidated Damages, and the Contractor and his sureties shall be liable to the Owner for the amount thereof.

c.

Excusable Delays:  The right of the Contractor to proceed shall not be terminated for         any delays in the completion of the work due to causes not reasonably foreseeable by the parties to the Contract at the time of the execution of the Contract.  These being beyond the control and without the fault or negligence of the Contract, including, but not restricted to, acts of God or acts of another Contractor in the performance of some other contract with the Owner, fires, floods, epidemics, restrictions, strikes, freight, embargoes, and weather of unusual severity such as hurricanes, tornadoes, cyclones, and other extreme weather conditions, and/or to any delay of any subcontractor occasioned by and of the causes specified above.  Provided, however, the Contractor promptly notify the Owner within ten (10) days in writing of the cause of the delay.  Upon receipt of such notification the Owner shall as certain the facts and the cause and extent of delay.  If, upon the basis of the facts and extend the time for completing the work for a period of time to commensurate with the period of excusable delay.

112.  Assignment or Novation:  The Contractor shall not assign or transfer, whether by an assignment or novation, any of its rights, duties benefits, obligations, liabilities, or responsibilities under this contract without the written consent of the Owner; provided, however, that assignments to banks, trust companies, or other financial institutions may be made without the consent of the Owner.  No assignment or novation of this Contract shall be valid unless the assignment or novation expressly provides that the assignment of any of the Contractor rights or benefits under the Contract is subject to a prior lien for labor performed, services rendered, and materials, tools, and equipment supplied for the performance of the work under this Contract in favor of all persons, firms, or corporations rendering such labor or services or supplying such materials, tools or equipment.

113.  Disputes:

a.

All disputes arising under this Contract or its interpretation whether involving law or fact or both, or extra work, and all claims for alleged breach of contract shall within ten (10) days of commencement of the dispute be presented by the Contractor to the Owner for decision.  All papers pertaining to claims shall be filed in quadruplicate.  Such notice need not detail the amount of the claim but shall state the facts surrounding the claim in sufficient detail to identify the claim, together with its character and scope.  In the meantime the Contractor shall proceed with the work as directed.  Any claim not presented within the time limit specified within this paragraph shall be deemed to have been waived.

b.

The Contractor shall submit in detail his claim and his proof thereof.  Each decision by the governing body of the Owner will be in writing and will be mailed to the Contractor by registered mail, return receipt requested.

c.

If the contractor does not agree with any decision of the Owner, he shall in no case allow the dispute to delay the work, but shall notify the Owner promptly that he is proceeding with the work under protest and he may then except the matter in questions from the final release.

114.  Technical Specifications and Drawings:  Anything mentioned in the Technical Specifications and not shown on the drawings or shown on the drawings and not mentioned in the Technical Specifications shall be of like effect as if shown on or mentioned in both.  In case of difference between Drawings and Technical Specifications, the Technical Specifications shall govern.  In case of any discrepancy in Drawings, or Technical Specifications, the matter shall be immediately submitted to the Owner, without whose decision, said discrepancy shall not be adjusted by the Contractor, except at his own risk and expense.

115.  Shop Drawings:

a.

All required shop drawings, details, layout drawings, etc., shall be submitted to the Engineer in three (3) copies for approval sufficiently in advance ~~or~~ requirements t afford ample time for checking, including time for correcting, resubmitting and re-checking if necessary.  The Contractor may proceed, only at his own risk, with the manufacture or installation of any equipment or work covered by said shop drawings, etc. until they are approved and no claim, by the Contractor, for extension of the contract time will be granted by reason of his failure in this respect.

b.

Any drawings submitted without the Contractor’s stamp of approval will not be considered and will be returned to him for proper resubmission.  If any drawings show variation from the requirements of the Contract because of standard shop practice or other reason, the Contractor shall make specific mention of such variation in his letter of transmittal in order that, if applicable, suitable action may be taken for proper adjustment of contract price and/or time, otherwise the Contractor will not be relieved of the responsibility for executing the work in accordance with the Contract even though the drawings have been approved.

c.

If a shop drawing is in accord with the contract or involves only a minor adjustment in the interest of the Owner not involving a change in contract price or time, the Engineer may approve the drawing.  The approval shall be general, shall not relieve the Contractor, from his responsibility for adherence to the contract or for any error in the drawing.

116.  Requests for Supplementary Information:

It shall be the responsibility of the Contractor to make timely requests of the Owner for any additional information not already in his possession which should be furnished by the Owner under the terms of this Contract, and which he will require in the planning and execution of the work.  Such requests may be submitted from time to time as the need is approached, but each shall be filed in ample time to permit appropriate action to be taken by all parties involved so as to avoid delay.  Each request shall be in writing, and list the various items and the latest date by which each will be required by the Contractor.  The first list shall be submitted within two (2) weeks after Contract award and shall be as complete as possible at that time.  The Contractor shall, if requested, furnish promptly any assistance and information the Engineer may require in responding to these requests of the Contractor.  The Contractor shall be fully responsible for any delay in his work or to others arising form his failure to comply fully with the provisions of this Section.

117.  Materials and Workmanship:

a.

Unless otherwise specifically provided for in the Technical Specifications all workmanship, equipment, materials and articles incorporated in the work shall be new and the best grade of the respective kinds for the purpose.  Where equipment, materials, articles or workmanship are referred to in the Technical Specifications as “equal to” any particular standard, the Engineer shall decide the question of equality.

b.

The Contractor shall furnish to the Owner for approval the manufacturer’s detailed specification for all machinery, mechanical and other special equipment which he contemplates installing together with full information as to type, performance characteristics, and all other pertinent information as required, and shall likewise submit for approval as required full information concerning all other materials or articles which he proposes to incorporate in the work, (See Section – Samples, Certificates, and Tests, under General Conditions, Part I).

c.

Machinery, mechanical and other equipment, materials or articles installed or used without such prior approval shall be at risk of subsequent rejection, removal and replacement in accordance with this specification at the Contractor expense.

d.

Materials specified by reference to the number or symbol of specific standard, such as an A.S.T.M. Standard, a Federal Specification or other similar standard, shall comply with requirements in the latest edition thereof and any amendment or supplement thereto in effect on the date of the Invitation for Bids, except as limited to type, class or grade, or as modified in such reference.  The standards referred to, except as modified in the Technical Specifications shall have full force and effect as though printed therein.

e.

The Owner may require the Contractor to dismiss from the work such employee or employees as the Owner or the Engineer may deem incompetent, or careless, or insubordinate.

118.

Samples, Certificates and Tests:

a.

The Contractor shall submit all material or equipment samples certificates, affidavits, etc., called for in the contract documents or required by the Engineer, promptly after award of the contract.  No such material or equipment shall be manufactured or delivered to the site, except at the Contractor’s own risk, until the required samples or certificates have been approved in writing by the Engineer.  Any delay in the work caused by late or improper submission of samples or certificates for approval shall not be considered just cause for an extension of the contract time.

Each sample submitted by the Contractor shall carry a label giving the name of the Contractor, the project for which it is intended, and the name of the producer.  The accompanying certificate or letter from the Contractor shall state that the sample complies with contract requirements, the name and brand of the product, its place of origin, the name and address of the producer and all specifications or other detailed information which will assist the Engineer in passing upon the acceptability of the sample promptly.

b.

Approval of any materials shall be general only and shall not constitute a waiver of the Owners right to demand full compliance with Contract requirements.  After actual deliveries, the Engineer will have such check tests made, as he deems necessary in each instance and may reject materials and articles have been given general approval.  If materials, equipment or accessories which fail to meet check tests made as he deems necessary in each instance and may reject materials and equipment and accessories for cause, even though such materials and articles have been given general approval.  If materials, equipment or accessories which fail to meet check tests have been incorporated in the work, the Engineer will have the right to cause their removal and replacement by proper materials or to demand and secure reparation by the Contractor as is equitable.

c.

Except as otherwise specifically stated in the Contract, the costs of sampling and testing will be divided as follows:

1.

The Contractor shall furnish without extra cost, including packing and delivery charges, all samples taken on the project by the Engineer;

2.

The Contractor shall assume all costs of re-testing materials which fail to meet Contract requirements.

3.

The Contractor shall assume all costs of testing materials offered in substitution for those found deficient; and

4.

The Contractor shall pay for all additional testing as required by the Engineer.

         5.  The Owner shall pay for testing in Specification Section 02200-2, Article 1.06.

119.  Permits and Codes:

a.

The Contractor shall give all notices required by and comply with all applicable laws, ordinances, and codes of the Local Government.  All construction work and/or utility installations shall comply with all applicable ordinances, and codes including all written waivers.  Before installing any work, the Contractor shall examine the Drawings and Technical Specifications for compliance with applicable ordinances and codes and shall immediately report any discrepancy to the Owner.  Where the requirements of the Drawing and Technical Specifications fail to comply with such applicable ordinances or codes, the Owner will adjust the Contract by change Order to conform to such ordinances (unless waivers in writing covering the difference have been granted by the governing body or department) and make appropriate adjustment in the Contract Price or stipulated unit prices.

Should the Contractor fail to observe the foregoing provisions and proceed with the construction and/or install any utility at variance with any applicable ordinance or code, including any written waivers (notwithstanding the fact that such installation is in compliance with the Drawings and Technical Specifications).  The contractor shall remove such work without cost to the Owner, but a Change Order will be issued to cover only the excess cost the Contractor would have been entitled to receive if the change had been made before the Contractor commenced work on the items involved.

b.

The Contractor shall at his own expense, secure and pay to the appropriate department of the Local Government the fees or charges for all permits for street pavement, sidewalks, sheds, removal of abandoned water taps, sealing of house connection drains, pavement cuts, building, electrical, plumbing, water, gas, and sewer permits required by the local regulatory body or any of its agencies.

c.

The Contractor shall comply with applicable local laws and ordinances governing the disposal of surplus excavation, materials, debris and rubbish on or off the Project Area and commit no trespass on any public or private property in any operation due to or connected with the improvements embraces in this Contract.

120.  Care of Work:

a.

The Contractor shall be responsible for all damages to person or property that occur as a result of his default or negligence in connection with the prosecution of the work and shall be responsible for the proper care and protection of all materials delivered and work performed until completion and final acceptance whether or not the same has been covered in whole or in part by payments made by the Owner.

b.

The Contractor shall provide sufficient competent watchmen, both day and night, including Saturdays, Sundays and holidays, from the time the work is commenced until final completion and acceptance.

c.

If an emergency affecting the safety of life or property, including adjoining property, the Contractor, without special instructions or authorization from the Owner, is authorized to act at his discretion to prevent such threatened loss or injury, and shall so act.  He shall likewise act if instructed to do so by the Owner.  Any compensation claimed by the Contractor on account of such emergency work will be determined by the Owner as provided in the Section – Changes in the Work under General Conditions, Part I.

d.

The Contractor shall avoid damage as result of his operations to existing sidewalks, streets, curbs, pavements, utilities (except those which are to be replaced or removed), adjoining property, etc., and he shall at his won expense completely repair any damage thereto caused by his operations.

e.

The Contractor shall shore up, brace, underpin, secure, and protect as may be necessary, all foundations and other parts of existing structures adjacent to, adjoining, and in the vicinity of the site, which may be in any way affected by the excavations or other operations connected with the construction of the Improvements embraced in this Contract.  The Contractor shall be responsible for the giving of any and all required notices to any adjoining or adjacent property owner or other party before the commencement of any work.  The Contractor shall indemnify or the loss of lateral support of adjoining property and from all loss or expense and all damages for which the Owner may become liable in consequences of such injury or damage to adjoining and adjacent structures and their premises.

121.  Accident Prevention:

a.   The Contractor shall exercise proper precaution at all times for the protection of persons and property and shall be responsible for all damages to persons or property, either on or off the site, which occur as a result of his prosecution of the work.  The safety provisions of applicable laws and building and construction codes shall be observed and the Contractor shall take or cause to be taken such additional safety and health measures as the Owner may determine to be reasonably necessary.  Machinery, equipment and all hazards shall be guarded in accordance with the safety provisions of the “manual of Accident Prevention in Construction” published by the Associated General Contractors of America, Inc., to the extent that such provisions are not in conflict with applicable local laws.

b.

The Contractor shall maintain and accurate record of all cases of injury requiring medical attention or causing loss of time from work, arising out of an in the hours of employment of work under the Contract.  The Contractor shall promptly furnish the Owner with reports concerning these matters.

d.

The Contractor shall indemnify and save harmless the Owner from any claims for damages resulting from personal injury and/or death suffered or alleged to have been suffered by any person as a result of any work conducted under this contract.

122.

Sanitary Facilities:  The Contractor shall furnish, install, and maintain ample sanitary facilities for the workman.  As the need arise, a sufficient number of enclosed temporary toilets shall be conveniently placed as required by the sanitary codes of OSHA, the State, and Local Governments.  Drinking water shall be provided from an approved source, so piped or transported as to keep it safe and fresh and served from single service containers or satisfactory types of sanitary drinking stands or fountains.  All such facilities and services shall be furnished in strict accordance with existing and governing health regulations.

123.

Use of Premises:

a.

The Contractor shall confine his equipment, storage of materials, and construction operations to the Contract Limits as shown on the Drawings and as prescribed by ordinances or permits, or as may be desired by the Owner, and shall not unreasonably encumber the site or public rights of way with his materials and construction equipment.

b.

The contractor shall comply with all reasonable instructions of the Owner and the ordinances and codes of the Local Government, regarding signs, advertising, traffic, fires, explosives, danger signals, and barricades.

124.

Removal of Debris, Cleaning, Etc.:  The Contractor shall, periodically or as directed during the progress of the work, remove and legally dispose of all surplus excavated materials and debris, and keep the project area and public rights of way reasonably clear.  Upon completion of the work, he shall remove all temporary construction facilities, debris and unused materials provided for the work, and put the whole site of the work and public rights of way in a neat and clean condition.  Trash burning on the site of the work will be subject to prior approval of the Owner and existing State and Local regulations.

125.  Inspection:

a.

All materials and workmanship shall be subject to inspection examination or test by the owner and the Engineer at any and all times during manufacture or construction and at any and all places where such manufacture and construction is carried on.  The Owner shall have the right to reject defective material and workmanship or require its correction.  Unacceptable workmanship shall be satisfactorily corrected.  Rejected material shall be promptly segregated and removed from the Project Area and replaced with material of specified quality without charge thereto.  If the Contractor fails to proceed at once with the correction of rejected workmanship or defective material, the Owner may ~~be~~ contract or otherwise have defects remedied or rejected materials removed from the Project Area and charge the cost of the same against any moneys which may be due the Contractor, without prejudice to any other rights or remedies of the Owner.

b.

The Contractor shall furnish promptly all materials reasonably necessary for any test which may be required.  (See Section – Samples, Certificates and Tests, under General Conditions, Part I).  All tests will be performed in such manner as not to delay the work unnecessarily and shall be made in accordance with the Technical Specifications.

c.

The Contractor shall notify the Owner sufficiently in advance of backfilling or concealing any facilities to permit proper inspection.  If any facilities are concealed without approval or consent of the Owner, the Contractor shall uncover for inspection and recover such facilities all at his own expense, when so requested by the Owner.

Should it be considered necessary or advisable by the Owner at any time before final acceptance of the entire work to make an examination of work already completed, by uncovering the same, the Contractor shall on request promptly furnish all necessary facilities, labor and material.  IF such work is found to be defective in any important or essential respect, due to the fault of the Contractor or his Subcontractor, the Contractor shall defray all the expenses of such examination and of satisfactory reconstruction.  If, however, such work and material necessarily involved in the examination and replacement, plus 15 percent (15%) of such costs to cover superintendence, general expenses and profit, shall be allowed the Contractor and he shall, in addition if completion of the work of the entire Contract has been delayed thereby, be granted a suitable extension of time on account of the additional work involved.

d.

Inspection of materials and appurtenances to be incorporated in the Improvement embraced in this Contract may be made at the place of production, manufacture or shipment, whenever the quantity justifies it, and such inspection and acceptance, unless otherwise stated in the Technical Specifications, shall be final except as regards (1) latent defects, (2) departures from specific requirements of the Contract, (3) damages or loss in transit, or (4) fraud or such gross mistakes as amount to fraud.  Subject to the requirements contained in the preceding sentence, the inspection of materials as a whole or in part will be made at the Project Site.

e.

Neither inspection, testing, approval nor acceptance of the work in whole or in part, by the Owner or its agents shall relieve the Contractor or his sureties of full responsibility for material furnished or work performed not in strict accordance with the Contract.

126.  Review By Owner:  The Owner, its authorized representatives and agents shall, at all times have access to and be permitted to observe and review all work, materials, equipment, payrolls, personnel records, employment conditions, material invoices, and other relevant data and records pertaining to this Contract, provided, however, that all instruction and approval with respect authorized representatives or agents.

127.  Final Inspection:  When the improvements embraced in the Contract are substantially completed, the Contractor shall notify the Owner in writing that the work will be ready for final inspection on a definite date which shall be stated in the notice.  The notice will given at least ten (10) days prior to the date stated for final inspection, and bear the signed concurrence of the representative of the Owner having charge of inspection. If the Owner determines that the status of the improvements is as represented, it will make the arrangements necessary to have final inspection commenced on the date stated in the notice, or as soon thereafter as is practicable.

128.  Deduction for Uncorrected Work:  If the Owner deems it not expedient to require the Contractor to correct work not done in accordance with the contract documents, an equitable deduction form the contract price will be made by agreement between the Contractor and the Owner and subject to settlement, in case of dispute, as herein provided.

129.  Insurance

a.

The Contractor shall carry or require that there be carried Workman’s Compensation insurance for all his employees and those of his subcontractors engaged in work at the site, in accordance with State or Territorial Workman’s Compensation Laws.

b.

The Contractor shall carry or require that there be carried Manufacturer’s and Contractor’s Public Liability Insurance covering property damage and bodily injury with limits of not less than $500,000.00 to protect the Contractor and his subcontractors against claims of injury to or death of one or more than one person, because of accident which may occur or result from operations under the contract; such insurance shall cover the use of all equipment, including but not limited to excavating machinery, trenching machines, cranes, hoist, rollers, concrete mixers, and motor vehicles, in the construction of the improvements embraced in this contract.  Said insurance shall list the Owner as an additional insured.

c.

Before commencing work, the Contractor shall submit evidence of the coverage required above to the Owner for review and approval.  The Owner will, in writing, identify the policies and indicate its approval or disapproval.  New policies from other companies shall be provided in place of those disapproved.  Such insurance shall be carried with financially responsible insurance companies licensed in the state and approved by the Owner, and shall be kept in force until the Contractor’s work is accepted by the Owner.  Contracts of insurance (covering all operations under this contract) which expire before the Contractor’s work is accepted by the Owner shall be renewed and evidence submitted to the Owner for its approval.

d.

Contractor does hereby indemnify, hold harmless and agree to defend the Owner with respect to any and all claims or suits against the Owner arising out of or in anyway relating to the performance of the Contract.

130.

Warranty of Title:  No material, supplies, or equipment for the work shall be purchased subject to any chattel mortgage or under a conditional sale or other agreement by which an interest therein or in any part thereof is retained by the seller or supplier.  The Contractor shall warrant good title to all materials, supplies, and equipment installed or incorporated in the work and upon completion of all work, shall deliver the same together with all improvements and appurtenances contracted or placed thereon by him to the Owner free from any claims, liens, or charges.  Neither the Contractor nor any person, firm or corporation furnishing any material or labor for any work covered by this Contract shall have any rights under any law permitting such persons to look to funds due the Contractor in the hands of the Owner.  The provisions of this paragraph shall be inserted in all subcontracts and material contracts and notice of its provisions shall be given to all persons furnishing materials for the work when no formal contract is entered into for such materials.

131.  General Guaranty:  Neither the final certificate of payment nor any provision in the Contract no partial or entire use of the improvements embraced in the Contract by the Owner or public shall constitute an acceptance of work not done in accordance with the Contract, or relieve the Contractor of liability in respect to any express warranties or responsibility for faulty materials or workmanship.  The Contractor shall promptly remedy any defects in the work and pay for any damage to other work, resulting there from which shall appear within a period of ~~12~~ [24] months from the date of final acceptance of the work.  The Owner will give notice of defective materials and work with reasonable promptness.

   132.

Explosives and Blasting:  Blasting shall not be allowed.

   133.

Preconstruction Conference:  A preconstruction conference is to be held by the Owner and their Engineer with the Contractor and his subcontractors.  The purpose of the conference is to assure that the Contractor and his subcontractors understand and accept their contract obligations and understand the Owners role in the enforcement of those contract obligations.

The Contractor shall be represented by officials who will be directly responsible for the selection of the work force and for supervision over construction works.

ATTACHMENT “K”

GENERAL CONDITIONS

PART II

GENERAL SPECIFICATIONS

SPECIAL CONDITIONS FOR SITE PREPARATION

PART II

201.

Project Site:  The project area of this Site Preparation Contract is located off Big Boulder Drive, along the shore of Big Boulder Lake and adjacent to the Big Boulder Ski Area in Kidder Township, all as shown on the Construction Drawing Nos. C-1, & C-14 thru C-16.

202.

Time for Completion:  The work which the Contractor is required to perform under this Contract shall commence at the time stipulated by the Owner in the Notice to Proceed to the Contractor and shall be fully completed within 240 consecutive calendar days.

203.

Liquidated Damages:  As actual damages for any delay in completion of the work which the Contractor is required to perform under this Contract are impossible for determination, the Contractor and his Sureties shall be liable for and shall pay to the Owner the sum of Four Hundred ($400.00) Dollars as fixed, agreed and liquidated damages for each calendar days of delay from the above stipulated time for completion, or as modified in accordance with Section 109 – Changes in Work under General Conditions-Part I, until such work is satisfactorily completed and accepted.

204.

Responsibilities of Contractor:  Except as otherwise specifically stated in the Contract Documents and Technical Specifications, the Contractor shall provide transportation, superintendence, temporary construction of every nature, charges, levies, fee or other expenses and all other service and facilities of every nature whatsoever necessary for the performance of the Contract and to deliver all improvements embraced in the Contract for Site Preparation in every respect within the specified time.

205.

Communications:

a.

All notices, demands, requests, instructions, approvals, proposals and claims must be in writing.

b.

Any notice to or demand upon the Contractor shall be sufficiently given and delivered at the office of the Contractor stated on the signature page of the Agreement (or at such other office as the Contractor may from time to time designate in writing to the Owner), or if deposited in the United States mail in a sealed, postage prepaid envelope, or delivered with charges prepaid to any telegraph company for transmission, in each case addressed to such office.

GC2-1

206.  Job Offices:

a.

The Contractor and his subcontractors may maintain such office and storage facilities on the Site as are necessary for the proper conduct of the work.  These shall be located so as to cause no interference to any work to be performed on the Site.  The Boulder Lake Village shall be consulted with regard to locations.

b.

If no office is maintained, a suitable place for posting required notice, with adequate protection from the weather, shall be provided.

c.

Upon completion of the improvements, or as directed by the Big Boulder Corp., the Contractor shall remove all such temporary structures and facilities from the Site, same to become his property and leave the Site of the work in the condition required by the Contract.

207.  Partial Use of Site Improvements:

The Boulder Lake Village, at it discretion, may give notice to the Contractor and place in use those sections of the Improvements which have been completed, inspected and can be accepted as complying with the Technical Specifications and if in his opinion, each section is reasonably safe, fit and convenient, for the use and accommodation for which it was intended, provided;

a.

The use of such sections of the improvements shall in no way impede the completion of the remainder of the work by the Contractor.

b.

The Contractor shall not be responsible for any damages or maintenance costs due directly to the use of such sections.

c.

The use of such sections shall in no way relieve the Contractor of his liability due to having used defective materials or poor workmanship.

d.

The period of guarantee stipulated in Section 1313 – General Guaranty under General Conditions, Part I, shall not begin to run until the date of the final acceptance of all work which the Contractor is required to construct under this contract.

209.

Contract Document and Drawings :  The Owner will furnish the Contractor without charge    3   copies of the Contract Documents, including Technical Specifications and Drawings.  Additional copies requested by the Contractor will be furnished at cost.

210.

Progress Schedule:  The Contractor shall prepare a critical path method progress schedule in accordance with Section 107 of the General Conditions and, in addition to the information required therein, the Progress Schedule shall show graphically.

GC2-2

a.

Any pre-determined times allotted to the utility companies or utilities authorities for their work.

b.

Practical time limits for the successful completion of the various types and phases of work encompassed in the Contract in accordance with the requirements of the specifications.

c.

Any other type of delay or time consuming process of which the Contractor may be aware.

All of the above shall be shown to be accomplished within the time limits as stated in Section 202 – Time for Completion.  As the work progresses the Contractor shall revise and maintain current the Progress Schedule for the uncompleted portions of the work, regardless of the cause of such revisions, at the direction of the Owner or the Engineer.

211.

Substitution:  Wherever in the following specifications, a catalog number, trade designation, the name of any individual or system of construction has been used, the same has been done with the intention of indicating only the character, class, quality or kind of material or fixture that is desired and any or all of said fixtures, material, or construction may be provided “equal to” in every respect in quality and purpose to those named in the specification, regardless of the name and designation used, which are for convenience in specifying only.  But before any Contractor may use any fixture, material, or system of construction other than that specified, he shall notify the sample for inspection and approval.

212.

Signs, Barricades, Lights:  Contractor shall, at his own cost and expense, erect and maintain any necessary warning lights, barricades and signs as ordered by the Engineer in a manner acceptable to the Owner.

213.

Protection of Existing Site Conditions:  The Contractor shall locate existing buildings, plantings, paving, utility services (both overhead and underground), etc. and shall protect same from damage during this construction operation.  Should damage occur, repairs shall be made in a manner satisfactory to the Owner and Engineer, at the Contractors expense.

214.

Reduction of Work:  The Owner reserves the right to increase or decrease the quantity of any bid item by any amount without adjustment to any of the unit bid prices.

215.

Engineer’s Responsibility and Authority:  The Engineer shall perform the following work and assume certain authorities during the life of this Contract.

GC2-3

a.

The work shall be subject at times to the inspection of the Engineer or his authorized assistants, who shall have free access to every facility at all times for inspecting the materials and work.  The presence of the Engineer or his authorized assistants shall not lessen the responsibility of the Contractor.

b.

Approve or disapprove any materials, and equipment used by the Contractor.

c.

Sample and test any material as the Engineer deems necessary.

d.

Any doubt as the meaning of these technical specifications and/or drawings, or any obscurity as to the wording or intent of them, will be explained by the Engineer.  All directions and explanations required or necessary to complete, explain or make definite any section of the specifications and/or drawings and give them due effect will be given by the Engineer in writing, and whose decision thereon will be final.

e.

The Engineer will have authority to reject material and suspend work in case of any dispute which may arise between the Engineer and the Contractor due to defective materials or substandard performance of work until the question or questions at issue can be referred to and decided by the Owner.

Additional responsibilities and authorities invested in the Engineer will be found in General Conditions, Part I.

216.

Temporary Suspension of Construction:  The Engineer shall have the authority to suspend the construction; wholly or in part, for such period or periods as he may deem necessary, sue to unsuitable weather, or such other conditions as are considered unfavorable for the suitable prosecution of the construction, or for such times as is necessary, due to the failure on the part of the Contractor to carry our\t given or perform any or all provision on the Contract.  If the Engineer suspends the construction in part, he will have the authority to direct the Contractor to perform such other parts or items of construction which, in his opinion, may be performed with favorable results and advantageously for the time of completion of the project, and shall notify the Contractor accordingly in writing.

If it should become necessary to stop construction for an indefinite period, the Contractor shall store all materials in such a manner that they will not obstruct or impede the traveling public nor become damaged in any way.  He shall take every precaution to prevent damage or deterioration of the construction performed, and materials stored

GC2-4

217.

Intent of Plans and Specifications:  All work done and materials furnished under this Contract shall be in accordance with the Contract Plans:  The Instructions to the Bidders:  The General Conditions: Parts I and II, The Specific Conditions, Technical Specification, and Form 408 reference sections of the Commonwealth of Pennsylvania Department of Transportation Specifications, dated 2003 with the supplements thereto and revisions thereof included in these specifications.  When a section and/or sections referred to were written completely in these specifications except that, in the event any contradiction exists between the Commonwealth of Pennsylvania Department of Transportation Specifications and any part of the Contract Documents, the Contract Documents shall govern and the conditions thereof adhered to.

The intent of the specifications and drawings is to prescribe a complete work which the Contractor undertakes to do in full compliance with the Contract Documents.  If there is any apparent contradiction or ambiguity between the drawings and specifications, the Contractor shall bring the fact to the attention of the Engineer and shall obtain his decision as to the true meaning or intention before proceeding with the portion of the work affected.  Wherever in the specifications or drawing “directed”, “required”, “ordered” or words of similar import are used, it shall be understood that directed, required, ordered, by the Engineer is intended.  In like manner when “as shown”, “as directed”, as detailed”, or words of similar import are used in the specifications, reference to the Contract Drawings listed in the Schedule of Drawings is intended.

218.

Work Incidental to Contract Items:  Where connection is made to existing facilities the new construction shall be modified or adjusted to meet the existing construction, as directed by the Engineer, and the cost of this work will incidental to, and included in the Contract Lump Sum Price or the Contract unit Price, which ever applies; therefore, no separate or additional compensation will be allowed.

219.

Construction Reservation:  It shall be the Contractor’s responsibility to investigate the location and elevation of all above ground or subsurface utilities or other obstructions affecting his work before preparing his bid.  Any additional expense resulting from such obstructions shall be included in the Contractor’s bid prices for various items of work and no extra payment will be allowed.

220.

Damage to Existing Construction:  The Contractor shall be held responsible for any and all damages outside the limits of construction indicated on the drawings or designated by the Engineer.  This includes damage to adjacent curbs, gutters, drainage structures, gas and water mains, electric or telephone facilities, pavements, buildings, walls, etc.  Any such damage shall be satisfactorily repaired or replaced by the Contractor at his own expense.

GC2-5

221.

Disposal of existing Materials:  Any existing debris, except those materials noted in the Contract Documents for re-use or storage at the direction of the Owner, which is removed during construction shall become the property of the Contractor and it shall be his responsibility to properly dispose of all such materials, off the project site.

222.

Public Convenience and Safety:  The Contractor shall not cause any infringement or damage to property within or adjacent to the project area, and will be required to cooperate with the persons involved with respect to reasonable request pertaining to access and protection of their property.

223.

Storage of Materials:  The Contractor shall remove and store, as directed, materials removed from the site, and to be used in new construction, in a manner which will provide a stockpile free of debris and other materials.  Materials shall be placed on wooden platforms or other clean surfaces, not on ground, and placed under cover when so directed by the Owner or the Engineer.

224.

As-Builts Drawings:

(1) The Contractor shall furnish as-built information to the Architect/Engineer at completion of the job.  Keep information current as work progresses.

(2) Record all changes from installations originally indicated.  Record final location of changes by offset distances in feet and tenths to surface improvement such as buildings, curbs, or edges of walks.  Where work appears on two or more drawings, the Contractor shall mark changes on all drawings.

(3) When work is completed, the Contractor shall furnish completed “as-builts” to the Architect/Engineer for approval and recording.  Drawings shall be certified to be “as-built and signed by the Contractor.  Work shall not be accepted until such drawings have been delivered to the Architect-Engineer.  Completed “as-builts” shall be submitted on mylar or vellum for acceptance.

225.

Project Sign:  A project sign is required on site for this project.  This sign shall be constructed of 5/8" thick exterior grade plywood mounted on 4"x4" pressure treated posts buried 36" deep.  Lettered and painted as shown in Attachment I of this Document.  Cost of this sign shall be incident to the other contract items.

226.

Special Project Requirements:

a.

The Contractor shall be responsible and assume all costs for the controlling of dust, potholes, and muddy conditions within the work limits of his contract, all to the satisfaction of the Owner and Engineer.

GC2-6